================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) FEBRUARY 27, 2004


                        COMMISSION FILE NUMBER: 000-33439


                      CONTINENTAL SOUTHERN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



             Nevada                                               88-044839
             ------                                               ---------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                  1001 FANNIN, SUITE 1700, HOUSTON, TEXAS 77002
               (Address of principal executive offices) (Zip code)


                                 (713) 307-8700
              (Registrant's telephone number, including area code)


                     111 Presidential Boulevard, Suite 158A
                              Bala Cynwyd, PA 19004
              (Former name, former address and former fiscal year,
                         if changed since last report)

================================================================================

                      CONTINENTAL SOUTHERN RESOURCES, INC.

                                TABLE OF CONTENTS
                                                                           Page
                                                                          Number
                                                                          ------
ITEM 2.  Acquisition or Disposition of Assets .............................   1
         The Company.......................................................   1
         The Offering......................................................   1
         The Merger........................................................   2
         Corporate Restructuring...........................................   3
         Retained Properties...............................................   5
         Capitalization....................................................   6
         Business Strategy.................................................   7
         Management and Directors..........................................  11
ITEM 7.  Financial Statements and Exhibits.................................  13
Signatures.................................................................  14


                                      (i)

                      CONTINENTAL SOUTHERN RESOURCES, INC.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

THE COMPANY

         Continental Southern Resources, Inc. (the "Company") is a Nevada corporation with principal executive offices located at 1001 Fannin, Suite 1700, Houston, Texas 77002. We are engaged in the business of acquiring, exploring, and developing oil and gas properties.

         The Company announced today that it has completed a series of mutually interdependent transactions that will significantly expand the scope and objectives of the company under the leadership of a new management team. The expanded organization will be renamed "Endeavour International Corporation" and will continue to trade on the OTC Bulletin Board until further notice under the symbol "CSOR." In connection with the name change, the Company expects to announce a new ticker symbol shortly.

THE OFFERING

         In an offering of common stock (the "Offering") that closed February 26, 2004, the Company issued 25 million shares of common stock at $2.00 per share in a private placement. The estimated net proceeds of the Offering were $46,000,000 after deduction of placement agent commissions of $2,500,000, financial advisory fees of $1,250,000 and offering expenses, estimated to be $250,000. In addition, warrants to purchase 700,000 shares of common stock at $2.00 per share were issued to the placement agent. The net proceeds were used for the purchase of approximately 14.1 million shares of common stock and 103,500.07 shares of our Series B Preferred Stock for $5.3 million and $1.5 million for repayment of the principal amount of certain outstanding convertible notes, with the remainder of the net proceeds to be used for general corporate purposes, including potential acquisitions.

         The Company is required to use its best efforts to file a registration statement with the Securities and Exchange Commission ("SEC") within six months of closing of the Offering to permit the public resale of the offered shares and the common stock reserved for issuance upon exercise of the placement agent warrants. If the Company offers equity securities in a private placement at a price or conversion price, as the case may be, less than $2.00 per share (other than shares reserved for issuance upon exercise of outstanding warrants or options, restricted stock or options granted pursuant to an incentive plan approved by the Company's Board of Directors, restricted stock or options issued to employees, directors, consultants or others for services rendered to the Company, or shares issued in connection with an acquisition), each holder of shares will have the opportunity to participate in any such Offering to maintain its relative percentage ownership interest in the Company. These rights will terminate at the earlier of (a) the effective date of a registration statement covering the public resale of the shares or (b) twelve months after closing of the Offering.

                      CONTINENTAL SOUTHERN RESOURCES, INC.


         In addition, certain of the Company's existing security holders that hold in the aggregate 11.2 million common shares or warrants to purchase common shares have registration rights to have their shares included in the registration statement described above to permit the public resale of their shares.

THE MERGER

         Concurrent with the closing of the Offering, we acquired (the "Merger") NSNV, Inc. ("NSNV"), through a merger with a newly created subsidiary of the Company resulting in NSNV becoming a wholly-owned subsidiary of the Company. NSNV was a private company owned by William L. Transier, John N. Seitz and PGS Exploration (UK) Limited ("PGS"), a United Kingdom corporation that is a provider of geophysical services. The former shareholders of NSNV received an aggregate of 12.5 million common shares of the Company in the merger, representing approximately 18.9% of the Company's outstanding common stock immediately after the closing of the merger. The Merger is intended to provide us with the following competitive advantages: (i) a pre-eminent seismic and geological database of the North Sea region and (ii) a proven and experienced management team comprised of Messrs. Transier and Seitz and certain other former executives of Ocean Energy, Inc. ("Ocean Energy") and Anadarko Petroleum Corporation ("Anadarko"). The strategy of the new management team is to acquire, explore, and develop primarily international natural gas and oil properties, with an initial focus on the North Sea region. NSNV is a Texas corporation with principal executive offices that were located at the Company's current principal executive offices.

         On December 16, 2003, NSNV and PGS entered into an agreement where, in exchange for certain consideration including, among other things, 18.5% of the outstanding stock of NSNV and a three-year product and service commitment, PGS agreed to grant NSNV the right to use 79,200 square kilometers of 3-D seismic and related data in the North Sea region, including the 3D Mega Merge and North Sea Digital Atlas databases. Under the agreement, NSNV is required to purchase products and services from PGS or certain of its affiliates that have an aggregate invoice value over three years of at least $4.5 million. PGS has also agreed to provide NSNV with product discounts and certain consultancy services during the term of the agreement.

         Upon consummation of the Merger, our sole officer, Stephen P. Harrington, and directors Humbert Powell, Thomas Michael Curran and Gary Krupp, resigned and William L. Transier and John N. Seitz became the Co-Chief Executive Officers pursuant to three-year employment agreements. In addition to Messrs. Transier and Seitz, we have hired several additional former executives of Ocean Energy and Anadarko.

         In connection with the Merger, the shareholders of NSNV and the new management of the Company executed 12 month lock-up agreements covering each individual's respective holdings of the Company's common stock. In addition, all shareholders of the Company holding 500,000 or more shares of common stock prior to February 26, 2004, and Mr. Harrington executed lock-up agreements. These

                      CONTINENTAL SOUTHERN RESOURCES, INC.


shareholders will be subject to lock-up agreements for their common shares as set forth in the following table:

                                                   % of Outstanding Shares
                  Month                               Subject to Lock-up
                 -------                           -----------------------
                  1 - 6                                       95%
                  7 - 9                                       85%
                 10 - 12                                      75%

         The lock-up agreements will terminate at the earlier of (i) the registration of the shares or (ii) 12 months after February 26, 2004.

CORPORATE RESTRUCTURING

         Simultaneous with the consummation of the Merger and the Offering, we restructured various financial and shareholder related items (the
"Restructuring"). Specifically, we completed the following:

         o Repaid $1,500,000 principal amount of our outstanding convertible notes;

         o Issued 1,026,624 shares of our common stock in exchange for the $1,550,000 principal balance and accrued interest due under the Michael P. Marcus convertible debenture at a conversion price of $1.75;

         o Issued 375,000 shares of our common stock in exchange for the $600,000 principal balance and accrued interest due under the Trident convertible debenture at a conversion price of $1.60;

         o Issued 2,808,824 shares of our common stock upon conversion of all of the outstanding Series C Preferred Stock, and accrued dividends, at a conversion price of $1.70 per share;

         o Purchased all outstanding shares of Series A Preferred Stock and 20,212.86 shares of Series B Preferred Stock in exchange for certain of our non-core assets (see below); and

         o Purchased 14.1 million shares of common stock and 103,500.07 shares of Series B Preferred Stock from RAM Trading, Ltd. for $5,330,948 in cash (see "Purchase of Securities from Ram Trading Ltd." below).

                      CONTINENTAL SOUTHERN RESOURCES, INC.


SALE OF NON-CORE ASSETS

         We also sold the following non-core assets to the holders of the Series A Preferred Stock and certain holders of the Series B Preferred Stock:

                                                                                               Book Value at
Asset to be Sold(1)                                                                         September 30, 2003(2)
-------------------                                                                         ---------------------
         o    100% of the ownership interest in BWP Gas, LLC ("BWP")                              $12,213,700

         o    864,560 shares of restricted common stock of BPK Resources, Inc.                        207,480

         o    400,000 shares of common stock of Trimedia Group, Inc.                                  432,000

         o    Note receivable due from CSR Hackberry, LLC with a principal balance
              of $25,000                                                                               25,000

         o    Note receivable due from Snipes, LLC in the principal amount
              of $122,500                                                                             122,500

         o    Subscription receivable due from FEQ Investments in the principal
              amount of $175,000                                                                      175,000

         o    Subscription receivable due from GWR Trust in the principal amount of
              $250,000                                                                                250,000

         o    Note receivable due from BPK Resources, Inc. with a principal balance
              of $670,000                                                                             670,000
                                                                                                  -----------
Total                                                                                             $14,095,680
                                                                                                  ===========

---------------------------

(1) The asset descriptions do not reflect the accrued interest, which will also be sold.

(2)   Does not necessarily reflect market value.

         During the fourth quarter of 2003, the Company recorded $1.4 million in depletion and a write-down of approximately $9.8 million on its ownership interest in BWP. At December 31, 2003, the net book value of the ownership interest in BWP was approximately $1.1 million.

         Stephen P. Harrington, the prior President, Treasurer, and Chairman of the Board of Directors of the Company, beneficially owned approximately 36% of the Series A Preferred Stock and FEQ Investments, Inc., and its affiliate, KAB Investments, Inc., beneficially owned approximately 20% of the Series A Preferred Stock. In addition, FEQ Investments, Inc. and Mr. Harrington owned 17,712.86 shares of the Series B Preferred Stock. While the holders of the Series A Preferred Stock had the right to elect a majority of the members of our Board of Directors, we have had the transactions involving the transfer of our non-core assets approved by a majority of our disinterested directors. For

                      CONTINENTAL SOUTHERN RESOURCES, INC.


a more complete description of the Related Party Transactions , please see our Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003.

         During the first quarter of 2004, the Company sold all of its limited partnership units in Knox Miss Partners, L.P., a Delaware limited partnership that owns a 50% interest in certain oil and gas leases located in Mississippi, for $5.0 million. The $5.0 million was payable $500,000 in cash and by the issuance of a $4.5 million short-term note that is secured by a pledge of the limited partnership interest.

PURCHASE OF SECURITIES FROM RAM TRADING, LTD.

         On December 16, 2003, RAM Trading Ltd. ("RAM") entered into an agreement with Lancer Offshore, Inc. and Lancer Partners, L.P. to purchase 14,097,672 shares of common stock and 103,500.07 shares of Series B Preferred Stock (collectively, the "Lancer Shares") for $5,280,948. Concurrent with the execution of the foregoing agreement, the Company entered into an agreement with RAM to purchase the Lancer Shares for $5,330,948 subject to RAM completing the purchase of the Lancer Shares.

RETAINED PROPERTIES

      We retained the following interests in oil and gas properties:

         o 95% interest in PHT Partners, L.P., which has a minority interest in APICO, LLC, a limited liability company whose primary business is to farm-in to certain concessions in the Phu Horm Gas Field Project located in the Kingdom of Thailand; and

         o 24% limited partnership interest in Louisiana Shelf Partners, L.P. ("LSP"), a Delaware limited partnership that owns a leasehold interest in Cameron Parish, Louisiana, and certain seismic data related thereto in offshore continental shelf properties.

                      CONTINENTAL SOUTHERN RESOURCES, INC.


CAPITALIZATION

         The following table sets forth the unaudited short-term debt and capitalization of the Company as of September 30, 2003, on an actual basis and a pro forma basis assuming the completion of the Offering, the Merger, and the Restructuring.

                                                                       September 30, 2003
                                                                     ----------------------
                                                                     (Amounts in thousands)

                                                                                      Pro
                                                                       Actual        Forma
                                                                     ----------    --------
Cash and equivalents.............................................    $       88    $ 40,949
                                                                     ==========    ========
Total assets.....................................................    $   24,081    $ 80,004
                                                                     ==========    ========
Current portion of long-term obligations.........................    $    2,902    $      -
                                                                     ==========    ========
Shareholders' equity:
  Preferred stock - Series A; $.001 par value; authorized -
    9,500,000 shares; 4,090,713 shares at 2003 (Liquidation
    preference: $4,527,055); Series B; $.001 par value;
    authorized - 500,000 shares; 143,427 shares at 2003
    (Liquidation preference: $15,298,821) and C, $.001 par
    value; authorized - 1,500,000 shares; 477,500 shares at
    2003 (Liquidation preference: $4,869,000)...................     $        5    $      -
  Common stock; $.001 par value; authorized - 150,000,000
    shares; issued and outstanding - 36,342,478 shares
    at 2003.....................................................         49,114     126,706
  Other.........................................................         (2,592)     (7,567)
  Deficit accumulated during the development stage..............        (30,255)    (39,647)
                                                                     ----------    --------
        Total Stockholders' Equity..............................         16,272      79,492
                                                                     ----------    --------
        Total Capitalization....................................     $   19,174    $ 79,492
                                                                     ==========    ========

The pro forma information adjusts for the following activities as if these transactions had occurred on September 30, 2003:

         o To record the Offering, in which the Company issued 25 million shares of common stock at $2.00 per share, less expenses of approximately $4 million.

         o To record the Merger, in which the Company has issued to NSNV shareholders 12.5 million shares of the Company's common shares.

         o To record the exchange of all shares of Series A Preferred Stock and 20,212.86 shares of Series B Preferred Stock for certain non-core assets of the Company.

         o To record the repayment and conversion into shares of common stock of all of the Company's outstanding convertible notes and notes payable.

         o To record the conversion of all outstanding shares of Series C Convertible Preferred Stock into common stock.

         o To record the purchase of 14.1 million shares of common stock and 103,500.07 shares of Series B Preferred Stock for approximately $5.3 million in cash.

         o To record the assumed issuance of 2.7 million shares of restricted stock and options to purchase 1.5 million shares of common stock under a new stock incentive plan to the new management team.

                      CONTINENTAL SOUTHERN RESOURCES, INC.


         o To record the issuance of 375,000 shares of common stock as advisory fees to an affiliated shareholder.

         o To adjust the Company's historical financial position for the fourth quarter 2003 write-down of approximately $9.8 million on its ownership interest in BWP.

         o To adjust the Company's historical financial position for the fourth quarter 2003 write-down, in the amount of approximately $700,000, of the Company's marketable convertible debt and warrants of Touchstone Resources, Ltd., as if the write-down had occurred on September 30, 2003.

         o To record the exercise of the Company's call option to purchase the seven units of LSP from RAM in exchange for 650,000 shares of the Company's common stock.

         o To record the Company's security purchase agreement with RAM Trading, Ltd., whereby RAM agreed to purchase 150,000 shares of the Company's common stock and 10 of the Company's 99 limited partnership units in Knox Miss Partners, L.P. and the subsequent exercise the Company's call option to purchase the 10 units of limited partnership units in Knox Miss Partners, L.P. from RAM in exchange for 835,000 shares of the Company's common stock.

         o To record the assumed issuance of 2.5 million shares of common stock as the maximum number of shares issuable to GHK Company, LLC and its affiliates in connection with the Potato Hills Deep Prospect drilling program.

         o To record the sale of all of the Company's limited partnership units in Knox Miss Partners, L.P. for $500,000 in cash and a short-term note receivable of $4.5 million.

         o To record the issuance of 125,000 shares of common stock for $2.00 per share and the payment of outstanding accounts payable with the proceeds from the issuance.

BUSINESS STRATEGY

NORTH SEA OPPORTUNITY

         The North Sea has been a major producer of hydrocarbons for 30 years and offers significant potential for production growth through the application of new seismic technologies and innovative geologic and engineering concepts. There is increasing recognition in the energy industry that the North Sea offers the same financial and development opportunities that the Gulf of Mexico offered in the 1980s. The major integrated energy companies are restructuring their portfolios and refocusing their resources into other parts of the world, providing an opportunity for smaller independent companies to profitably exploit remaining potential in the North Sea.

         While the United Kingdom ("UK") sector of the North Sea has peaked in terms of daily production, there are many areas where the application of new exploration and production techniques are increasing production rates and extending producing field lives and existing reserves. Norway is far less mature and offers greater reserve potential. Both sectors contain a large installed infrastructure base that includes wells, platforms, facilities, pipelines, shore bases, and a highly experienced technical workforce. Other

                      CONTINENTAL SOUTHERN RESOURCES, INC.


than the Atlantic Margin and the deeper portions of the Norwegian Sea, the North Sea is primarily a shallow water environment with most existing production located in less than 300 feet of water and accessible using proven conventional technology. The UK currently has an attractive financial environment for oil and gas production, and it has recently indicated a willingness to consider measures to further induce producers to explore and develop. Indicators are also strong that Norway will, in the face of the expected decline of indigenous production and increasing worldwide competition for European gas markets, likely adopt fiscal and regulatory terms more favorable than those that currently exist.

NORTH SEA STRATEGY

         Our strategy will be to take advantage of the shift of the majors away from the North Sea, the significant contraction of the independent sector, and the opportunities these changes create for new independent companies. We will leverage vertical alliances with companies that offer capabilities or technologies that will enhance our future exploratory and developmental efforts. Our most significant agreement to date is the acquisition of license rights to an extensive 3-D seismic dataset offered by PGS, the U.K. subsidiary of a Norwegian-based, technologically focused oilfield service company providing seismic and reservoir services. To the best of our knowledge, no other firm currently has access to comparable seismic data of this size and quality in the North Sea.

         We have the right to the use of the recently compiled 3D Mega Merge dataset that covers approximately 79,200 square kilometers of the United Kingdom Continental Shelf and the Norwegian Continental Shelf. PGS overcame major technological challenges to bring together, for the first time, open-file, brokeraged and PGS multi-client 3D seismic data into one format. Also, included in the agreement is access to the North Sea Digital Atlas, a dataset consisting of a multitude of regional maps on key horizons, interpreted from 110,000 kilometers of 2D data tied to over 1,200 wells.

         We believe the use of the 3D Mega Merge and the North Sea Digital Atlas, coupled with over 20 man-years of associated interpretation from PGS, will enable proprietary mapping for purposes of identifying development and exploration opportunities not yet exploited by the energy industry in the North Sea. The data gives us a competitive advantage over current operators and other niche independent players entering the North Sea.

         Our efforts to establish a leadership role in the area will be supported by the analysis of key geophysical data, including:

         o    regional structural maps on 11 important horizons,

         o    local structural maps on four to five horizons of interest,

         o    isochron maps of key geological intervals,

         o    time to depth conversions,

         o    seismic amplitude extractions, and

                      CONTINENTAL SOUTHERN RESOURCES, INC.


         o    an inventory of seismically supported leads.

         We will use advanced technologies to better understand and manage risk and improve the probability of early, profitable results, including:

         o    post-stack enhancement (inversion, multiple suppression),

         o    pre-stack structural imaging,

         o    seismic/geologic modeling,

         o    volume-based stratigraphic analysis of seismic attributes, and

         o    3D depositional pattern recognition based on seismic coherency.

         We believe that this combination of the most comprehensive seismic data available to the industry with advanced geologic concepts will result in the discovery and/or exploitation of new energy resources in the North Sea. Such opportunities were recently demonstrated by the industry's discovery of Buzzard, a significant new oil field in the UK sector with reportedly more than 400 million barrels of oil recoverable from a stratigraphic trap. The industry previously considered this form of trapping mechanism to be less significant to the North Sea, with only 8% of the province's existing reserves exhibiting this characteristic, in comparison to 33% globally.

NORWAY OPPORTUNITY

         The exploration potential of Norway is also of particular interest to us. Norway is immature from a historical drilling activity and well density perspective. While the UK offered initiatives and incentives to encourage exploration and production activities, historic regulatory and fiscal policies in Norway controlled the pace and scope of exploration activities and prevented drilling from all but the very largest of fields. The dynamics of world oil and gas supply and demand, global competition, and the increasing need to support social policies have caused the Norwegian government to reconsider its current regulations and fiscal regime. As a result, Norway has begun to take proactive steps to promote more exploration and development and retain its position as a premier supplier of natural gas to the UK and Europe. Without such changes, the nation risks being unable to meet growing energy demand and losing markets to competitors such as Russia, the Middle East and Africa. The recent signing of a treaty with the UK to encourage, among other things, the construction of additional pipeline infrastructure between the two countries exemplifies Norway's commitment to expanding its energy industry. We intend to position ourselves to capture the opportunities that these new policies may provide.

ACQUISITION STRATEGY

         Our acquisition strategy will focus on asset management processes of other companies and corporate opportunities that are identified and prioritized by utilizing our extensive regional datasets. The overriding objective will be to gain, as soon as possible,

                      CONTINENTAL SOUTHERN RESOURCES, INC.


a level of production and cash flow that will support a strong exploration effort and provide investment funding for exploitation opportunities we identify in acquired assets.

         Through the use of the North Sea Digital Atlas, existing extensive regional and local maps and proprietary interpretation of the 3D Mega Merge, we will identify specific targets for investment. These will primarily include:

         o    the acquisition of oil and gas producing properties,

         o the rights to explore, evaluate and exploit "fallow blocks" in the UK sector ("fallow" refers to blocks on which initial exploratory terms or follow-up appraisal requirements have expired, thereby initiating the UK's recently established mandatory relinquishment process), and

         o the rights to leaseholds available in future licensing rounds in both the UK and Norway with a particular focus on "promote" license rounds. (The UK government introduced "promote" licenses in 2003 to increase oil and gas activity in the North Sea by reducing the initial leasing fees, and eliminating work commitment and licensee operational requirements).

         It is our intent to develop an asset portfolio balanced between exploration and exploitation, gas and oil, and leverage and equity, with the ultimate objective of funding continued growth and building long-term value for our shareholders. Our value creation capabilities will rely heavily on the extensive industry contact base of our executive team and the development of innovative transaction models. The most desirable targets for investment are natural gas projects with long life production profiles and oil-producing assets that provide near term cash flow, as well as upside from further drilling. Low risk exploration with significant option value in upside potential should provide expanded growth opportunities. Corporate acquisitions with quality assets that are undervalued will also be pursued.

TECHNICAL STRATEGY

         Our technical strategy will be founded on a philosophy that regional petroleum systems analyses improve competitive advantage, reduce exploration risk and optimize value creation. This process consists of understanding source rock maturation, hydrocarbon migration pathways, trap and seal integrity, and reservoir distribution to the fullest extent possible. In contrast, most technical activity in basins with existing production is focused exclusively on the identification of structural traps. This system has been successfully employed by our new management team in their past experiences to identify and commercialize reserves in basins worldwide.

         Technical teams will initially focus their efforts in the regions of the North Sea that offer large reserve potential, proven play concepts and undeveloped oil and gas resources. A number of opportunities are currently available due to asset divestitures, mandated relinquishment of fallow acreage (including unexploited discoveries) and introduction of promote licenses. We are assembling a London-based team of

                      CONTINENTAL SOUTHERN RESOURCES, INC.


experienced technical and commercial professionals for the specific purpose of evaluating and developing opportunities in the region. Senior management and a small staff located at corporate headquarters in Houston will provide strategic direction and guidance and oversee administrative, legal and financial support. Information technology support will be outsourced and the workstation environment will be server- and or/high-end personal computer- based.

MANAGEMENT AND DIRECTORS

         The members of the management team that developed our new strategy have collectively worked more than 160 years in the worldwide energy industry. They are recognized leaders in their fields and have successful track records with leading energy companies. The strategic concepts that launched the venture represent their combined vision, insight and knowledge of the oil and gas exploration and production business. The significant equity ownership of all members of our new management will align their interests with shareholders and provide a meaningful vehicle for encouraging capital discipline in investment selection and rigorous portfolio management.

         The following table sets forth information concerning our co-chief executive officers and board of directors. Each of the co-chief executive officers will serve until his or her successor is appointed by our Board of Directors or such executive officer's earlier resignation or removal. Each of the directors will serve until the next annual meeting of stockholders or such director's earlier resignation or removal.

NAME                                            AGE     POSITION
-------------------------------------------     ---     ------------------------------------------
William L. Transier........................     49      Co-Chief Executive Officer and Director

John N. Seitz..............................     52      Co-Chief Executive Officer and Director

John B. Connally, III......................     56      Director

Joseph M. Fioravanti.......................     56      Director

         William L. Transier has become our Co-Chief Executive Officer and a Director of the Company. From 1999 to 2003, Mr. Transier was executive vice president and chief financial officer for Ocean Energy, Inc. prior to its merger with Devon Energy Corporation. In this role, he was responsible for the functions associated with corporate treasury, accounting, investor relations, corporate communications, human resources, administration, tax, corporate planning, internal audit, corporate M&A, business development and marketing and trading. He was named to that position in March 1999 following the merger of Ocean Energy and Seagull Energy Corporation ("Seagull Energy"). Mr. Transier was part of the executive management team that spearheaded the most recent merger that ultimately contributed to the creation of the largest independent U.S. oil and gas exploration and production company, Devon Energy Corporation.

                      CONTINENTAL SOUTHERN RESOURCES, INC.


         From September 1998 to March 1999, Mr. Transier was executive vice president and Chief Financial Officer for Seagull Energy, and was part of the leadership team that successfully completed the merger with Ocean Energy. He originally joined Seagull Energy in May 1996 as senior vice president and chief financial officer. Mr. Transier began his career in the audit department of KPMG LLP, an international audit and business strategy consulting firm. In 1986, he became a partner in the firm.

         Mr. Transier graduated from the University of Texas with a Bachelor of Business Administration and honors in accounting. He received his Masters in Business Administration from Regis University and attended the International Program at Wharton Business School. He also studied law at the University of Houston Law Center. Mr. Transier is a director of Reliant Resources, Inc., and Cal Dive International, Inc.

         John N. Seitz has become our Co-Chief Executive Officer and a Director of the Company. From January 2002 to March 2003, Mr. Seitz was Chief Executive Officer, Chief Operating Officer and President of Anadarko Petroleum Corporation. Mr. Seitz was named to those positions in 2002 following a progression of increasingly responsible executive positions from Vice President-Exploration from 1997 to 1999 to President and Chief Operating Officer from 1999 to 2003. Under Mr. Seitz's leadership, the Company successfully and economically grew its reserves and production base from its independence in 1986 through 2002 through a combination of consistent organic growth and selective acquisitions, making Anadarko one of the largest independent exploration and production companies in the world. This growth was spearheaded by Anadarko's significant exploration discoveries in Algeria, Alaska, the East Texas Bossier Play, and the sub-salt play in the Gulf of Mexico. During the ten-year period commencing in 1992, Anadarko grew its reserves per share by an average of 11% per year. Mr. Seitz began his career with Anadarko in 1977 as a senior geologist and progressed to the position of Manager - Exploration in 1986 at the time of Anadarko's spin-off from Panhandle Eastern. Before that, Mr. Seitz was a geologist with Amoco Production Company, beginning his career there in 1975.

         Mr. Seitz received his Bachelor of Science degree in Geology from the University of Pittsburgh in 1974 and a Master of Science degree in Geology from Rensselaer Polytechnic Institute in 1975. He has also received advanced studies in business from the University of Houston and Wharton School of Business. Mr. Seitz is an AIPG Certified Professional Geologist and is a licensed professional geoscientist with the State of Texas. He serves as a trustee for the American Geological Institute Foundation and is a director of Input / Output Inc. and Elk Petroleum, Inc.

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                      CONTINENTAL SOUTHERN RESOURCES, INC.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 26, 2004.

(b) Pro Forma Financial Information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 26, 2004.

(c) Exhibits.

The following Exhibits are filed as part of this Report:

2.1* Agreement and Plan of Merger, dated as of February 26, 2004, by and among Continental Southern Resources, Inc., CSOR Acquisition Corp. and NSNV, Inc.

------------------

*This Agreement omits certain exhibits and schedules which will provided to the Securities Exchange Commission upon request.

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                      CONTINENTAL SOUTHERN RESOURCES, INC.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CONTINENTAL SOUTHERN RESOURCES, INC.



By: /s/ William L. Transier
        William L. Transier
        Co-Chief Executive Officer


Date: February 27, 2004


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                      CONTINENTAL SOUTHERN RESOURCES, INC.


                               INDEX TO EXHIBITS


Exhibit No.        Description
-----------        -----------

   2.1* Agreement and Plan of Merger, dated as of February 26, 2004, by and among Continental Southern Resources, Inc., CSOR Acquisition Corp. and NSNV, Inc.

------------------

*This Agreement omits certain exhibits and schedules which will provided to the Securities Exchange Commission upon request.